UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2021

Eucrates Biomedical Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-39650	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West 55th Street, Suite 13D
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 710-5220

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, no par value, and one-third of one Warrant	EUCRU	Nasdaq Capital Market
Ordinary shares, no par value	EUCR	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	EUCRW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the Division of Corporation Finance of the SEC issued a public statement (the “SEC Staff Statement”) on accounting and reporting considerations for warrants issued by special purpose acquisition companies (“SPACs”). The SEC Staff Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The SEC Staff Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.” Specifically, the SEC Staff Statement, among other things, focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement of Eucrates Biomedical Acquisition Corp. (the “Company”).

In consideration of the SEC Staff Statement and upon further consideration of the rules and guidance, management of the Company concluded that the public warrants and private placement warrants issued in connection with the Company’s initial public offering (the “Warrants”) are precluded from equity classification. As a result, the Warrants should be recorded as liabilities on the balance sheet and measured at fair value at inception and on a recurring basis in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the statement of operations.

As a result of the foregoing, on June 17, 2021, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) and management of the Company concluded that its financial statements as of and for the periods ended October 27, 2020 and December 31, 2020 included in the Company’s annual report on Form 10-K filed with the SEC on March 31, 2021 (collectively, the “Original Financial Statements”) should no longer be relied upon and are to be restated in order to correct the classification error.

Consequently, the Company today is announcing that it will restate its Original Financial Statements to reflect the change in accounting treatment (the “Restatement”). The Company intends to file a Form 10-K/A for the period ended December 31, 2020 to reflect the Restatement subsequent to the filing of this Form 8-K.

The Audit Committee and management of the Company have discussed the matters disclosed pursuant to this Item 4.02 with Marcum LLP, the Company’s independent accountant.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The Company’s accounting for the Warrants as components of equity instead of as derivative liabilities is not expected to have any effect on the Company’s previously reported investments held in trust, cash flows or cash.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the Restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eucrates Biomedical Acquisition Corp.

Date: June 21, 2021	By:	/s/ Parag Saxena
		Name:	Parag Saxena
		Title:	Chief Executive Officer